Exhibit 10.4

FORM OF DISTRIBUTION SERVICES AGREEMENT
Registered Commodity Pools

This Distribution Services Agreement (the “Agreement”) is made this 4th day of January 2016, effective as of January 1, 2016, by and among WisdomTree Coal Fund, a Delaware statutory trust (the “Fund” or the “Trust”), having its principal place of business at 245 Park Avenue, 35th Floor, New York, New York 10167, Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor” or “Foreside”), having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME 04101, and WisdomTree Coal Services, LLC, a Georgia limited liability company (the “Sponsor” or “Managing Owner”), with its principal place of business at 245 Park Avenue, 35th Floor, New York, New York 10167.

WHEREAS, the Sponsor is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator, is a member of the National Futures Association (“NFA”), and is subject to the Commodity Exchange Act, as amended (the “CEA”), and all of the relevant rules and regulations promulgated thereunder (collectively, the “Commodities Rules”) and serves as the commodity pool operator of the Trust; and

WHEREAS, the Trust is a statutory trust organized under the laws of the State of Delaware, and may have separate series (each a “Fund” and collectively, the “Funds”), each of which may issue common units representing fractional individual beneficial interests in such Fund (“Shares”, and aggregations thereof, “Baskets”);

WHEREAS, the Sponsor desires to retain Foreside to serve as the distributor of certain Funds as listed on Exhibit A hereto (as amended from time to time); and

WHEREAS, the Sponsor, on behalf of the Trust, has filed, or will file, with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, the Distributor desires to serve as distributor of the Funds and to provide the services described herein to the Funds.

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.          Appointment.

The Sponsor, on behalf of the Trust, hereby appoints the Distributor as the exclusive distributor of the Funds in accordance with this Agreement, on the terms and for the period set forth in this Agreement and subject to the registration requirements of the federal securities laws

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and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

2.           Definitions.

Wherever they are used herein, the following terms have the following meanings:

(a)          “Prospectus” means the prospectus which constitutes part of the Registration Statement(s) of the Trust under the 1933 Act as such Prospectus may be amended or supplemented and filed with the SEC from time to time;

(b)          “Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act, as such registration statement(s) is amended by any amendments thereto at the time in effect;

(c)          All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.           Duties of the Distributor

(a)          The Distributor agrees to act as agent of the Funds and to work with the Funds’ transfer agent (the “Transfer Agent”) in connection with the receipt and processing of all orders for purchases and redemptions of Shares of each Fund in aggregations of a predetermined number of Shares specified in the Fund’s Prospectus (“Baskets”) from DTC Participants or participants in the Continuous Net Settlement System of the National Securities Clearing Corporation (the “NSCC Participants”) that have executed a Participant Agreement (the “Authorized Participants”), as defined in paragraph 3(b) hereof, with the Funds and the Sponsor. The Funds acknowledge that the Distributor shall be obligated to accept all good orders for Baskets, subject to the terms and conditions of the applicable Participant Agreement and guidelines established by the Sponsor from time to time. Nothing herein contained shall prevent the Distributor from entering into like distribution service arrangements with other exchange-traded funds.

(b)          The Distributor agrees to use commercially reasonable efforts to act as agent of the Funds with respect to the continuous distribution of Baskets of the Funds as set forth in each Registration Statement and in accordance with the provisions thereof. The Distributor further agrees as follows: (i) at the request of the Sponsor, the Distributor shall coordinate the process, including negotiation, by which Authorized Participants, the Funds, the Distributor and the Sponsor enter into participant agreements (“Participant Agreements”) for transactions in Baskets of the Funds, in accordance with the Registration Statement and Prospectus; (ii) the Distributor shall generate, transmit and maintain copies of confirmations of Basket purchase and redemption order acceptances to the purchaser or redeemer (such confirmations will indicate the time such orders were accepted and will be made available to the Sponsor promptly upon request; (iii) the Distributor shall deliver copies of the Prospectus to Authorized Participants who have purchased Baskets in accordance with the Participant Agreements; and (iv) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

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(c)          The Sponsor, on behalf of the Funds, reserves the right to suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any exchange on which the Funds’ assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted, (2) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of a Fund’s assets is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders.

(d)          The Distributor is not authorized by the Sponsor or the Trust to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Funds for the Distributor’s use. All activities by the Distributor and its agents and employees that are primarily intended to result in the sale of shall comply with the Registration Statement, the instructions of the Managing Owner and all applicable laws, rules and regulations.

(e)          The Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Sponsor with respect to the Funds and their service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Funds or the Funds’ shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(f)          The Distributor shall ensure that all direct requests by Authorized Participants for Prospectuses, product descriptions and periodic fund reports, as applicable, are fulfilled. The Distributor will generally make it known in the brokerage community that Prospectuses and product descriptions are available, including by (i) advising the Listing Exchange on which the Shares are listed on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with FINRA, and (iii) as may otherwise be required by the SEC. The Distributor shall not bear any costs associated with printing Prospectuses and all other such materials.

(g)          The Distributor agrees to provide information to the Sponsor with regard to the ongoing distribution process and for such other purposes as may be requested by the Sponsor from time to time.

(h)          The Distributor shall review and approve all sales and marketing materials for compliance with applicable securities laws and regulations, and file such materials with FINRA, as required under the 1933 Act, and the rules promulgated thereunder. Notwithstanding the foregoing, the Distributor shall not be responsible for the compliance of sales and marketing materials with the CEA or the Commodities Rules, and the Sponsor shall be responsible for ensuring that all sales and marketing materials have been reviewed for compliance with the CEA and the Commodities Rules and filed with the CFTC or NFA, if applicable.

(i)          The Distributor shall provide training to employees of the Sponsor with respect to the marketing material review process for which the Distributor is responsible, the SEC and FINRA regulations, and the applicability of these regulations as they relate to sales and

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marketing materials. Such training shall be provided on-site if requested by the Sponsor, provided that the Sponsor pay all reasonable travel expenses associated therewith.

(i)          The Distributor shall work with the Transfer Agent to review and accept or reject orders placed by Authorized Participants and transmitted to the Distributor by the Transfer Agent.

(j)          The Distributor agrees to maintain and preserve records of its activities and obligations under this Agreement unless any such records are earlier surrendered as provided below. The Distributor agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; provided that Distributor may retain all records, or if permissible, copies of all records that it is required to maintain as a broker-dealer pursuant to applicable FINRA and SEC rules and regulations. Records may be surrendered in either written or machine-readable form, at the option of the Trust. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Distributor. The Distributor shall assist the Trust and its agents or, upon approval of the Trust, any regulatory or self-regulatory body, in any requested review of the Trust’s books and records, and reports by the Distributor, its independent accountants or other independent reviewer concerning its ETP order processing system and such books, records, reports and system will be open to such entities for audit or inspection upon reasonable request.

(k)          The Distributor shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Distributor’s control. The Distributor shall enter into and shall maintain in effect at all times during the term of this Agreement a business continuity plan, including internal systems or arrangements with appropriate parties making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Trust and (ii) emergency use of electronic data processing equipment to provide services under this Agreement. Upon reasonable request, the Distributor shall discuss with the Trust any business continuity/disaster recovery plan of the Distributor and/or provide presentations regarding such plan.

(l)          The Distributor shall at all times act in good faith and without negligence and agrees to exercise the care and expertise of a leading provider of distribution services in carrying out the provisions of this Agreement and use all reasonable efforts (or such higher standard set forth herein) in performing the services under this Agreement.

4.           Duties of the Funds.

(a)          The Sponsor, on behalf of the Trust, agrees that it will take all reasonable action necessary to monitor available Shares registered by each Fund and to register additional Shares of a Fund pursuant to the 1933 Act as may be required from time to time. The Sponsor will make available to the Distributor such number of copies of the Funds’ then currently effective Prospectus and product description as the Distributor may reasonably request. The Sponsor will furnish to the Distributor copies of annual audited reports of each Fund made by independent public accountants regularly retained by the Funds and such other publicly available information that the Distributor may reasonably request for use in connection with the distribution of Baskets.

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The Sponsor shall keep the Distributor informed of the jurisdictions in which it has filed notice filings for Shares for sale on behalf of each Fund under the securities laws thereof and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in jurisdictions where the Distributor had no information from the Sponsor that such sale or sales were unauthorized at the time of such sale or sales.

5.           Fees and Expenses.

(a)          The Distributor shall be entitled to receive compensation from the Trust related to its services hereunder or for additional services as may be agreed to between the Sponsor, on behalf of the Trust, and the Distributor, in accordance with the Fee Schedule attached hereto as Exhibit B;

(b)          The Trust shall bear the cost and expenses of: (i) the registration of Shares for sale under the Securities Act; and (ii) the registration or qualification of the Shares for sale under the securities laws and/or the costs related to any filings pursuant to the Commodities Rules, as applicable;

(c)          The Distributor shall pay all of its own costs and expenses, including (i) all expenses relating to Distributor’s broker-dealer qualification and registration under the 1934 Act; and (ii) the expenses incurred by the Distributor in connection with routine FINRA filing fees. In addition, the Distributor shall bear all other expenses incurred in connection with the services contemplated herein, except as specifically provided in this Agreement;

(d)          Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Trust with respect to any services not included under this Agreement, as may be agreed upon by the parties from time to time;

(e)          The payments to the Distributor under this Agreement and under any other agreement between the Distributor or any of its affiliates and the Funds or the Sponsor with respect to the Funds, will not, in the aggregate, exceed 10% of the aggregate dollar amount of the offering. The Trust will advise the Distributor if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members and other payments that would constitute underwriting compensation as defined in FINRA Rule 2310, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310; and

(f)          The Sponsor shall provide to the Distributor on an on-going basis information sufficient to enable Distributor to ensure compliance with FINRA Rule 2310, including calculations of underwriting compensation and total offering and operating expenses.

6.           Indemnification.

(a)          The Trust agrees to indemnify and hold harmless the Distributor, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers, employees, agents and directors or such control persons, for purposes of

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this paragraph, a “Distributor Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) (“Losses”) arising out of or based upon (i) the Distributor providing services to the Funds pursuant to this Agreement; (ii) any claim that the Registration Statement, Prospectus, product description, shareholder reports, sales literature and advertisements specifically approved by the Funds and the Sponsor or other information filed or made public by the Funds (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus and product description, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law; (iii) the breach by the Trust or any Fund of any obligation, representation or warranty contained in this Agreement; or (iv) the Trust’s or any Fund’s failure to comply in any material respect with applicable securities or commodities laws.

The Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Funds by or on behalf of the Distributor. The Trust will also not indemnify any Distributor Indemnitee with respect to any untrue statement or omission made in the Registration Statement, Prospectus or product description that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the 1933 Act and the Trust had notified the Distributor of the amendment or supplement prior to the sending of the confirmation. In no case (i) is the indemnity of the Trust in favor of any Distributor Indemnitee to be deemed to protect the Distributor Indemnitee against any liability to the Trust, the Funds or their respective shareholders to which the Distributor Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement and no Distributor Indemnitee shall be indemnified or held harmless for any Losses arising out of the Distributor’s own bad faith, negligence, willful misconduct or disregard of its duties and obligations under this Agreement,, or (ii) is the Trust to be liable under the indemnity agreement contained in this Section with respect to any claim made against any Distributor Indemnitee unless the Distributor Indemnitee shall have pursuant to Section 9 notified the Trust in writing of the claim at its principal offices in 245 Park Avenue, 35th Floor, New York, New York 10167 within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Distributor Indemnitee (or after Distributor Indemnitee shall have received notice of service on any designated agent).

Failure to notify the Trust of any claim shall not relieve the Trust from any liability that it may have to any Distributor Indemnitee against whom such action is brought unless failure or delay to so notify the Trust prejudices the Trust’s ability to defend against such claim. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by the Trust and satisfactory to Distributor Indemnitee, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, Distributor Indemnitee, defendant or defendants in the suit, shall

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bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Sponsor and the Trust promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Baskets or the Shares.

(b)          The Distributor agrees to indemnify and hold harmless the Trust, the Sponsor and each of their managers, directors and officers, employees and agents and any person who controls the Trust or the Sponsor within the meaning of Section 15 of the 1933 Act (for purposes of this Section, the Funds, the Sponsor and each of their managers and officers and their controlling persons are collectively referred to as the “Trust Affiliates”) against any Losses arising out of or based upon (i) the allegation of any wrongful act of the Distributor or any of its directors, officers, employees or affiliates in connection with its activities as Distributor pursuant to this Agreement; (ii) the breach of any obligation, representation or warranty contained in this Agreement by the Distributor; (iii) the Distributor’s failure to comply in any material respect with applicable securities laws, including applicable FINRA regulations; or (iv) any allegation that the Registration Statement, Prospectus, product description, shareholder reports, any information or materials relating to the Funds (as described in section 3(g)) or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was (x) made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor or (y) otherwise approved by the Distributor in the performance of its duties under this Agreement..

In no case (i) is the indemnity of the Distributor in favor of any Trust Affiliate to be deemed to protect any Trust Affiliate against any liability to the Funds or its security holders to which such Trust Affiliate would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section with respect to any claim made against any Trust Affiliate unless the Trust Affiliate shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust Affiliate (or after the Trust Affiliate shall have received notice of service on any designated agent).

Failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to the Trust Affiliate against whom such action is brought on account of its indemnity agreement contained in this Section unless failure or delay to so notify the Distributor prejudices the Distributor’s ability to defend against such claim. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Funds, the Sponsor and the Trust Affiliates, and to any controlling person or persons, defendant or defendants in the suit. In the event that Distributor elects to assume the defense of any suit and retain counsel, the Funds or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Funds, the Sponsor, their officers and managers or

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controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust and the Sponsor agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against them or any of their officers in connection with the issuance or sale of any of the Baskets or the Shares.

(c)          No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

(d)           Notwithstanding anything contained herein to the contrary, no party shall be liable for any indirect, special or consequential damages; provided that the foregoing limitation shall not apply with respect to damages or claims arising out of or relating to that party’s fraud or willful misconduct.

7.           Representations.

(a)          The Distributor represents and warrants that (i) it is duly organized as a Delaware limited liability company and is and at all times will remain duly authorized and licensed under applicable law to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; (iv) it is registered as a broker-dealer under the 1934 Act and is a member of FINRA, a(v) it is in material compliance with all laws, rules and regulations applicable to it, including but not limited to the rules and regulations promulgated by FINRA, (vi) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; (vii) it will promptly notify the Trust in the event it is for any reason unable to perform any of its obligations under this Agreement; (viii) it shall perform its duties hereunder in accordance with applicable law; (ix) it will promptly notify the Trust, except as may be prohibited by applicable law, of any legal, regulatory or administrative proceedings that have been instituted, which would materially impair the Distributor’s ability to perform its duties and obligations under this Agreement; and (x) the various procedures and systems which it has implemented in safeguarding from loss or damage attributable to fire, theft or any other cause, the Trust’s records and other data and the Distributor’s records, data equipment facilities and other property used in the performance of its obligations hereunder are adequate and it will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder.

(b)          The Distributor acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. The Distributor represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor agrees that it will take such further steps, and cooperate with the other as may be reasonably

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necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Notwithstanding the foregoing, it is expressly understood and agreed that neither the Sponsor nor any of its directors, officers, employees or agents, on its own behalf or on behalf of the Funds, shall have access to any of Distributor’s AML Operations, books or records pertaining to other clients or services of Distributor.

(c)          The Distributor and the Sponsor, on behalf of the Trust, each individually represent and warrant that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds. The Sponsor, on behalf of the Trust, further represents to the Distributor that it has adopted, to the extent required under applicable law, a statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide to the Distributor a copy of that statement annually.

(d)          The Sponsor, on its own behalf and on behalf of the Trust, represents and warrants that (i) the Trust is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within the power of the Sponsor and the Trust and have been duly authorized by all necessary action; (iii) entering into this Agreement by the Sponsor and the Trust does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust or the Sponsor is a party or by which either is bound; (iv) the Sponsor is duly registered with the NFA as a Commodity Pool Operator and the Sponsor will use commercially reasonable efforts in seeking to ensure compliance by the Trust with the CEA and all of the relevant Commodities Rules; (v) the Registration Statement and the Prospectus have been prepared, and all sales literature and advertisements (“Sales Literature and Advertisements”) approved by the Sponsor with respect to the Funds or other materials prepared by or on behalf of the Funds shall be prepared, in all material respects, in conformity with the CEA, the Commodities Rules, the 1933 Act and the rules and regulations of the SEC (the “SEC Rules and Regulations”); (vi) the Registration Statement and the Prospectus contain, and all Sales Literature and Advertisements shall contain, all statements required to be stated therein in accordance with the CEA, the Commodities Rules, the 1933 Act, the SEC Rules and Regulations, and FINRA Rules and Regulations; and (vii) all statements of fact contained therein, or to be contained in all Sales Literature and Advertisements, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, any Fund’s Prospectus, nor any Sales Literature and Advertisements shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances in which made, not misleading. The Trust shall, from time to time, file such supplement, amendment or amendments to the Registration Statement and the Prospectus as, in the light of future developments, shall, in the opinion of counsel to the Sponsor, be necessary in order to have the Registration Statement and the Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the Registration Statement or the Prospectus without giving the Distributor reasonable notice thereof in advance and the Sponsor shall promptly notify the Distributor of any

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stop order suspending the effectiveness of the Registration Statement. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or any Fund’s Prospectus.

8.           Duration, Termination and Amendment.

(a)          This Agreement shall be effective on the date set forth above, and unless terminated as provided herein, shall continue until December 31, 2016, and thereafter from year to year, unless earlier terminated, without the payment of any penalty, as to each individual Fund by the Sponsor or by the Distributor, on at least sixty (60) days’ prior written notice.

(b)           As soon as reasonably practicable following the termination or expiration of this Agreement, the Distributor agrees to transfer such records and related supporting documentation as are held by it under this Agreement to any replacement provider of the services or to such other person as the Trust may direct. If directed by the Trust, the Distributor will provide the services hereunder until a replacement distributor is in place, for a reasonable period of time up to nine (9) months, subject to the terms of this Agreement, including compensation. The Distributor will also provide reasonable assistance to its successor, for such transfer, subject to the payment of such reasonable expenses and charges as the Distributor customarily charges for such assistance.

(c)           Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to the Trust or any other Fund.

(d)          No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

9.           Notice.

All notices, requests, claims, demands and other communications required or permitted to be given under this agreement shall be in writing and shall be delivered by hand or sent by an internationally recognized overnight courier service with signature required for delivery, by facsimile where a confirmation of receipt is obtained, provided, however, that if sent by facsimile the written communication must also be sent by next business day delivery via an internationally recognized overnight courier service with signature required for delivery, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses:

If to the Distributor:

Foreside Fund Services, LLC

ATTN: Legal Department

Three Canal Plaza, Suite 100

Portland, ME 04101

Telephone: (207) 553-7110

Facsimile: (207) 553-7151

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If to the Sponsor:

WisdomTree Coal Services, LLC

ATTN: Legal

245 Park Avenue, 35th Floor

New York, New York 10167

Facsimile: 917-267-2721

If to the Trust:

WisdomTree Coal Fund

ATTN: Ben Slavin

245 Park Avenue, 35th Floor

New York, New York 10167

Facsimile: 917-267-2721

All such communications so addressed shall be deemed given (i) when delivered, if delivered personally to the intended recipient, or if sent by an internationally recognized courier service with signature required for delivery, or if sent by facsimile and a confirmation of receipt is obtained, and the written communication has also been sent for next business day delivery via an internationally recognized courier service with signature required for delivery, or (ii) three business days after being mailed if sent by certified or registered mail, postage prepaid, return receipt requested, or upon delivery if actual delivery occurs earlier.

10.         Choice of Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the choice of laws provisions thereof.

11.         Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.         Severability.

If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, in order to effectuate the intended results of such invalid provisions.

13.         Insurance.

The Distributor will maintain at its expense an errors and omissions insurance policy adequate to cover services provided by the Distributor hereunder. Upon the Trust’s or Sponsor’s reasonable request, which in no event shall be more than once annually, the Distributor shall furnish to the Trust or Sponsor a summary of the Distributor’s applicable insurance coverage. The Distributor shall notify the Trust and Sponsor of any material claims against it which would

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materially impair Distributor’s ability to perform its duties and obligations under this Agreement, whether or not covered by insurance.

14.         Confidentiality.

During the term of this Agreement, the Distributor and the Sponsor, on its own behalf and on behalf of the Trust, may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, transaction information with Authorized Participants (which is the Trust’s and Sponsor’s Confidential Information), financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as provided by the other party or as required by law. Upon termination of this Agreement for any reason, or as otherwise requested by the Sponsor, all Confidential Information held by or on behalf of Sponsor or the Trust shall be promptly returned to the Sponsor, or an authorized officer of the Distributor will certify to the Sponsor in writing that all such Confidential Information has been destroyed, provided that Distributor may retain Confidential Information to the extent required by regulatory record retention requirements applicable to it. This section 13 shall survive the termination of this Agreement. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by the SEC, CFTC, NFA, FINRA or other governmental regulatory agency with jurisdiction over the parties hereto or (ii) requested to do so by the other party; provided that in the event of (i), the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and shall reasonably cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.

15.         Limitation of Liability.

This Agreement is executed by or on behalf of the Trust with respect to each Fund and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of a Fund individually but are binding only upon each Fund to which such obligations pertain and the assets and property of such Fund. Separate and distinct records are maintained for each Fund and the

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assets associated with any such Fund are held and accounted for separately from the other assets of any other Fund. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund shall be enforceable against the assets of that Fund only, and not against the assets of any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to any other Fund shall be enforceable against the assets of that Fund. The Trust’s Agreement and Declaration of Trust, as may be amended form time to time, is on file with the Sponsor.

16.         Use of Names; Publicity.

The Funds shall not use the Distributor’s name, or any trade or service mark owned by or licensed to the Distributor, in any offering material, shareholder report, advertisement or other material relating to the Funds, other than for the purpose of merely identifying and describing the functions of the Distributor hereunder, in a manner not approved by the Distributor in writing prior to such use, such approval not to be unreasonably withheld. The Distributor hereby consents to all uses of its name required by the SEC, the CFTC, any state securities commission, or any federal or state regulatory authority.

The Distributor or its affiliates shall not use the name of the Trust or the Sponsor in any offering material, shareholder report, advertisement or other material relating to the Distributor, other than for the purpose of merely identifying and describing the functions of the Funds hereunder, in a manner not approved by the Sponsor in writing prior to such use, provided that in no case shall such approval be unreasonably withheld. The Sponsor and the Trust hereby consent to all uses of their names required by FINRA, the SEC, the CFTC or any state securities commission, or any federal or state regulatory authority. The Sponsor and the Trust also hereby consent to the inclusion of the Sponsor’s and/or Trust’s names on the Distributor’s website noting such parties as clients of the Distributor.

None of the Sponsor, the Trust or the Distributor will disclose any of the economic terms of this Agreement, except as may be required by law.

17.         Regulatory Updates; Management Access and Engagement.

Foreside shall maintain awareness of significant emerging regulatory, self-regulatory and legislative developments that may affect the distribution services provided to the Trust or the Sponsor, update the Trust and the Sponsor on those developments and provide related planning assistance where requested or appropriate.

Foreside and the Sponsor will appoint one or more senior representatives that will meet from time to time to monitor the quality of the Services, evaluate any remedial action to address any failure to meet contractual obligations, and address strategic aspects of the Services.  The meetings are intended to foster collaboration and transparency. At the request of the Sponsor, senior executives of Foreside will be available to meet with such frequency as the parties may agree to address issues that have not been resolved. The strategic meetings will be held to review and address strategic aspects of the Services, including: (i) planned upgrades by Foreside to Foreside technology; (ii) changes to the Services in order to offer Foreside’s customers more efficient or improved services or functionality; (iii) location strategy for non-core service team

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support services; (iv) any new products or services that Foreside intends to make available as part of its services offerings; and (v) the strategic direction of the Trust.

18.         Personnel.

Foreside shall appoint individuals with suitable training and skills and in sufficient numbers to perform the Services. The Sponsor or the Trust may request that Foreside reassign any employee from the team that provides Services (“Foreside Personnel”) to the Trust. Any such request for Foreside to reassign any employee that provides Services will be discussed by senior team management and escalated as appropriate. Foreside will consider the input of the Trust or Sponsor. The timing for transfer, reassignment or replacement, if any, of Foreside Personnel will be closely coordinated with the requirements for timing and other elements of the Services so as to maintain continuity in the performance of the Services.

19.         Notice of Service Location Change.

Foreside shall provide the Trust and Sponsor reasonable notice of any material change in the location of the core service team.

20.         Technology Access and Upgrades.

Foreside shall provide the Trust, the Sponsor and their authorized designees with access to Foreside’s core platforms related to the Services, including, without limitation, Foreside’s proprietary internet-based marketing/advertising web portal or such other web portal with no less capability and functionality than the proprietary Foreside portal. If, in the ordinary course of its business, Foreside enhances the foregoing technologies or any other core system processing functionality that it uses in connection with the Services, Foreside shall promptly inform the Trust and Sponsor of such enhancements. If the Trust and/or Sponsor, as the case may be, agrees to use the enhancements, the parties will agree to a reasonable timetable for the rollout of the enhancements. Foreside shall not charge the Trust or Sponsor for technology changes that it ordinarily provides at no charge to any other customers.

21.         Site Visits and Inspections; Regulatory Examinations.

During the term of the Agreement, authorized representatives of the Sponsor or the Trust may conduct periodic site visits of Foreside’s facilities and inspect Foreside’s records and as they pertain to Foreside’s services for the Trust under or pursuant to the Distribution Agreement or otherwise to the Sponsor. Such inspections shall occur during Foreside’s regular business hours and, except as otherwise agreed to by the parties, no more frequently than twice a year. Site visits as may be scheduled in the ordinary course of business are not restricted in frequency.

22.         Service Level Standards.

The parties agree to negotiate in good faith for service level standards and operating procedures associated with the Services.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

WISDOMTREE COAL SERVICES, LLC
on behalf of the Trust

By:
Name: Gregory Barton
Title: President

WISDOMTREE COAL SERVICES, LLC

By:
Name:Gregory Barton
Title: President

FORESIDE FUND SERVICES, LLC

By:
Name: Mark Fairbanks
Title: President

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EXHIBIT A

List of Funds

WisdomTree Coal Fund

Ex. A-1